Exhibit 99.1

PLBY Group to Sell Lovers Business

LOS ANGELES – October 5, 2023 (GLOBE NEWSWIRE) – PLBY Group, Inc. (NASDAQ: PLBY) (“PLBY Group” or the “Company”), a leading pleasure and leisure lifestyle company and owner of Playboy, one of the most recognizable and iconic brands in the world, today announced that its wholly-owned subsidiary, Playboy Enterprises, Inc., has entered into a definitive agreement to sell its Lovers business to LV Holding, LLC, a third party unaffiliated with PLBY Group, for a purchase price of approximately $13.5 million, subject to certain adjustments set forth in the definitive agreement. The sale of Lovers, an online and brick-and-mortar sexual wellness retailer, with 40 stores in five states, is expected to close in the fourth quarter of 2023, following the satisfaction of customary closing conditions.

At the closing of the sale, Playboy Enterprises, Inc. will sell 100% of the equity of its subsidiary, TLA Acquisition Corp., which holds the Lovers business. The sale of Lovers represents another successful step by the Company towards a more capital-light business model that is focused on its hero Playboy brand.

About PLBY Group, Inc.
PLBY Group, Inc. is a global pleasure and leisure company connecting consumers with products, content, and experiences that help them lead more fulfilling lives. PLBY Group’s flagship consumer brand, Playboy, is one of the most recognizable brands in the world, with products and content available in approximately 180 countries. PLBY Group’s mission — to create a culture where all people can pursue pleasure — builds upon almost seven decades of creating groundbreaking media and hospitality experiences and fighting for cultural progress rooted in the core values of equality, freedom of expression and the idea that pleasure is a fundamental human right. Learn more at http://www.plbygroup.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections (including with respect to the Lovers sale) and, consequently, readers and investors should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, plans and the successful completion of the Transaction, the proceeds therefrom and the use of such proceeds.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the impact of public health crises and epidemics on the Company’s business and acquisitions; (2) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (3) the risk that the Company’s completed or proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from any transactions, including the sale of the Lovers business; (4) the ability to recognize the anticipated benefits of corporate transactions, commercial collaborations, commercialization of digital assets and proposed transactions, including the Lovers sale, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and the Company’s ability to retain its key employees; (5) costs related to being a public company, corporate transactions, commercial collaborations and proposed transactions, including the Lovers sale; (6) changes in applicable laws or regulations; (7) the possibility that the Company or its sale of the Lovers business may be adversely affected by global hostilities, supply chain delays, inflation, interest rates, foreign currency exchange rates or other economic, business, and/or competitive factors; (8) risks relating to the uncertainty of the projected financial information of the Company and its Lovers business, including changes in our estimates of the fair value of certain of the Company’s intangible assets, including goodwill; (9) risks related to the organic and inorganic growth of the Company’s businesses, and the timing of expected business milestones; (10) changing demand or shopping patterns for the Company’s products and services; (11) failure of licensees, suppliers or other third-parties to fulfill their obligations to the Company; (12) the Company’s ability to comply with the terms of its indebtedness and other obligations; (13) changes in financing markets or the inability of the Company to obtain financing on attractive terms; and (14) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:
Investors: investors@plbygroup.com
Media: press@plbygroup.com
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